Exhibit 99.6

THE ONE GROUP HOSPITALITY, INC.

UP TO 1,454,545 SHARES OF COMMON STOCK
ISSUABLE UPON EXERCISE OF NON-TRANSFERABLE
RIGHTS TO SUBSCRIBE FOR SUCH SHARES

BENEFICIAL OWNER ELECTION FORM

I (We) acknowledge receipt of your letter and the enclosed materials relating to the offering of shares of common stock, par value $0.0001 per share (the “Shares”) of THE ONE GROUP HOSPITALITY, INC. (the “Company”), issuable upon the exercise of subscription rights (“Subscription Rights”).

In this form, I (we) instruct you whether to exercise Subscription Rights to purchase Shares distributed with respect to the common stock, par value $0.0001 per share, of the Company held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the prospectus supplement dated January 19, 2016 (as amended the “Prospectus Supplement”).

BOX 1.☐	Please do not exercise Subscription Rights for me (us).
BOX 2.☐	Please exercise Subscription Rights for me (us) and purchase Shares as set forth below:
Number of shares of common stock
Stock owned as of the date hereof:

	NUMBER OF SHARES OF COMMON STOCK		SUBSCRIPTION RATIO		SUBSCRIPTION PRICE			PAYMENT
Basic Subscription Right		x	1:17.16861	x	$2.75	=	$

IF YOU HAVE FULLY EXERCISED YOUR BASIC SUBSCRIPTION RIGHT ABOVE and you wish to purchase additional Shares, subject to availability and the conditions and limitations described in the Prospectus Supplement, please so indicate by completing the additional required information:

	NUMBER OF SHARES OF COMMON STOCK		SUBSCRIPTION PRICE		PAYMENT
Over subscription Right		x	$2.75	=	$

  TOTAL SUBSCRIPTION PAYMENT REQUIRED:

$	+	$	=	$
	(Basic Subscription Right Payment)		(Oversubscription Right Payment)		(Total required payment)

FORM OF PAYMENT:
☐	Payment in the following amount is enclosed: $.
☐	Please deduct payment of $ from my (our) following account maintained by you:

(Type of Account)	(Account Number)

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	Acknowledge receipt of the Prospectus Supplement and irrevocably elect to purchase the number of Shares indicated above upon the terms and conditions specified in the Prospectus Supplement; and
•	Agree that if I (we) fail to pay for the Shares that I (we) have elected to purchase, you may exercise any remedies available to you under the law.

Name of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or in any other fiduciary or representative capacity, please provide the following information:

Name:
Capacity:
Address:
Telephone No.: